UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2016

Intra-Cellular Therapies, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-36274

Delaware	36-4742850
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

430 East 29th Street

New York, New York 10016

(Address of principal executive offices, including zip code)

(646) 440-9333

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K filed on June 15, 2016 (the “Original 8-K”) by Intra-Cellular Therapies, Inc. (the “Company”). The sole purpose of this amendment is to disclose the decision by the Company’s Board of Directors (the “Board of Directors”), following the Company’s 2016 Annual Meeting of Stockholders, as to how frequently it will conduct future stockholder advisory votes regarding executive compensation. This Form 8-K/A does not otherwise amend the Original 8-K in any way.

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

In accordance with the stockholder voting results, in which “every year” received the highest number of votes cast on the advisory vote regarding the frequency of holding an advisory vote on the compensation of the Company’s named executive officers, and the Board of Directors’ recommendation in the Proxy Statement for the Company’s 2016 Annual Meeting of Stockholders, the Board of Directors has determined that future stockholder advisory votes on executive compensation will occur every year. Accordingly, the next stockholder advisory vote on executive compensation will be held at the Company’s 2017 Annual Meeting of Stockholders. The next required stockholder advisory vote regarding the frequency of holding an advisory vote on executive compensation will be in six years at the Company’s 2022 Annual Meeting of Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTRA-CELLULAR THERAPIES, INC.

By:	/s/ Lawrence J. Hineline
Lawrence J. Hineline
Vice President of Finance and Chief Financial Officer

Date: July 7, 2016